EXHIBIT 99.1

FORM OF VITEX PROXY CARD

PROXY

V.I. TECHNOLOGIES, INC.

134 COOLIDGE AVENUE

WATERTOWN, MA 02472

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John R. Barr and Chithra Baylis, or either of them, as proxies and attorneys-in-fact, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of V.I. Technologies, Inc. (the “Company”) held of record by the undersigned on                     , 2004 at the Special Meeting of Stockholders to be held                     , 2005 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it using the enclosed envelope or vote by telephone or internet. We encourage you to vote electronically. Thank you for your prompt consideration of these matters.

Sincerely,

V.I. Technologies, Inc.

DETACH HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

Management recommends a vote FOR Proposal No. 1, No. 2, No. 3, No. 4, No. 5 and No. 6.

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 2, 2004, by and among VITEX, Panacos Pharmaceuticals, Inc., and certain stockholders of Panacos, and the merger, as described in the attached Joint Proxy Statement - Prospectus

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To adopt the Supplemental Equity Compensation Plan as described in the attached Joint Proxy Statement - Prospectus

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To amend VITEX’s Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 550,000,000 shares, as described in the attached Joint Proxy Statement - Prospectus

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve the Securities Purchase Agreement, dated as of December 9, 2004, by and among VITEX and the purchasers identified on the signature pages thereto, and the related issuance of an aggregate of $20,000,000 worth of shares of common stock and warrants to purchase shares of common stock, as described in the attached Joint Proxy Statement - Prospectus

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To approve an amendment to VITEX’s Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio within the range of 1:5 to 1:20, at such time and at such ratio to be determined in the discretion of the Board of Directors of VITEX, as described in the attached Joint Proxy Statement - Prospectus

FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark here for address change and notification. ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                           Date:

Signature:                           Date: